UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On February 7, 2006, the Executive Personnel and Compensation Committee of the Board of Directors of SUPERVALU INC. (the “Company”) amended the Company’s annual discretionary bonus program, to increase the maximum amount of awards that may be made thereunder during any fiscal year to all officers as a group, to $500,000. Under the program, awards can be made to officers of the Company at the discretion the Chairman and Chief Executive Officer of the Company, in recognition of their extraordinary achievements during any given fiscal year. The amount of any individual award may not exceed $100,000 during any fiscal year, and the aggregate amount of all awards made to such officers as a group may not exceed $500,000 during such period.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 8, 2006, the Board of Directors of the Company elected Philip L. Francis, age 59, a director of the Company, to serve in such capacity until the next Annual Meeting of the Company’s Shareholders. Mr. Francis is Chairman of the Board, President and Chief Executive Officer of PetSmart, Inc. He is expected to become a member of the Director Affairs Committee of the Board of Directors.

The Company’s News Release announcing the election of Philip L. Francis as a director is furnished as Exhibit 99.1(a) to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 8, 2006, the Board of Directors approved amendments to Article III, Section 3.02 (b) of the Company’s Restated Bylaws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality.

In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Director Affairs Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy can be filled by action of the Board.

The directors of the Company are divided into three classes with the number of directors fixed by or in accordance with the bylaws divided equally so far as possible among the three classes. The Board of Directors also amended the Article III, Section 3.02 (c) of the Company’s Restated Bylaws to provide that if for any reason, the designated class of the Board is not elected at an annual meeting of stockholders, it may be elected as soon thereafter as convenient at a special meeting of stockholders called for that purpose.

The amended Restated Bylaws are effective as of February 8, 2006, and are attached as Exhibit 3 (ii) to this Current Report on Form 8-K. The Company’s News Release announcing the bylaw amendments is furnished as Exhibit 99.1(b) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
3 (ii)	SUPERVALU INC. Restated Bylaws, as amended on February 8, 2006

99.1(a)	News Release dated February 8, 2006, announcing the election of Philip Francis to the Board of Directors of SUPERVALU INC.

99.1(b)	News Release dated February 8, 2006, announcing the amendment of the Restated Bylaws of SUPERVALU INC. and the payment of a quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: February 13, 2006

	By:	/s/ John P. Breedlove
John P. Breedlove
Associate General Counsel,
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
3 (ii)	SUPERVALU INC. Restated Bylaws, as amended on February 8, 2006

99.1(a)	News Release dated February 8, 2006, announcing the election of Philip Francis to the Board of Directors of SUPERVALU INC.

99.1(b)	News Release dated February 8, 2006, announcing the amendment of the Restated Bylaws of SUPERVALU INC. and the payment of a quarterly dividend.